Exhibit 2(i)


                                                                       Cathy Cox
                                                              Secretary of State


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                                                                      8603350177
                                                          Filed December 1, 1986

                                                              Secretary of State



                              CERTIFICATE OF MERGER

                                       OF

                          MARCI DISCOUNT IMPORTS, INC.

                                      INTO

                        MARCI INTERNATIONAL IMPORTS, INC.





         The undersigned corporation does hereby certify that:


                                       1.

     The name and state of incorporation of each of the constituent corporations
of  the  merger  is  as  follows:   MARCI  DISCOUNT  IMPORTS,  INC.,  a  Georgia
corporation, and MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation.


                                       2.

     That a Plan of Merger and Reincorporation between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.


                                       3.

     The name of the surviving corporation of the merger is MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation.


                                       4.

     The Certificate of Incorporation of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation shall be the Certificate of Incorporation of the surviving corporation.


                                       5.

     The executed Plan of Merger and Reincorporation is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 39 Hill Street, Roswell, Georgia 30077.


                                       6.

     A copy of the Plan of Merger and Reincorporation will be furnished on request and without cost to any stockholder of any constituent corporation.


                                       7.

     The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

         Corporation               Class     No. of Shares             Par Value

Marci Discount Imports, Inc.       common        500,000               $.1667

         This Certificate of Merger shall be effective on December 1, 1986.

Dated:  November 25, 1986


                                          MARCI INTERNATIONAL IMPORTS, INC.


                                       By: _____________________________________
                                           Stanley Atkins, President
Attest:


---------------------------
Joseph Lefkoff, Secretary

                                    (Corporate Seal)